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                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

Subsidiary                                         Jurisdiction of Incorporation
- ----------                                         -----------------------------

Dura Operating Corp.                               Delaware

Dura de Mexico S.A. de C.V.                        Mexico